UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

The administrator of the Prologis, L.P. 401(k) Savings Plan and Trust (the “Prologis Plan”) has determined to implement certain restrictions on the shares of common stock of Prologis, Inc. (“Prologis”) held in Prologis Plan. These restrictions are being imposed in connection with the impending change in service provider under the Prologis Plan and the AMB Property, L.P. Savings and Retirement Plan (the “AMB Plan) as well as the contemporaneous merger of the AMB Plan into the Prologis Plan. With respect to the foregoing, the administrator of the Prologis Plan sent a notice to the Prologis Plan participants informing them that all transactions in the Prologis Plan, including with respect to Prologis common stock, would be subject to a blackout period which was expected to begin on December 27, 2011 and end the week beginning Sunday January 15, 2012. During the blackout period, participants in the plans will be unable to direct or diversify investments in their accounts, and will be unable to obtain a loan, withdrawal or distribution from the applicable plan.

In connection with the foregoing, Prologis sent a notice to its directors and executive officers in accordance with Section 3.06 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction). A copy of the notice is attached to this Current Report on Form 8–K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Blackout Notice provided to directors and executive officers of Prologis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: December 9, 2011	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary